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                                                                  EXHIBIT 21.1


          DAH & SUBSIDIARIES
          ------------------


Aerospace Display Systems, Inc.
(Delaware Corporation)


Audio International, Inc.
(Arkansas Corporation)


Audio International Sales, Inc.
(Virgin Islands Corporation)


Cory Components, Inc.
(California Corporation)


Cory Holdings, Inc.
(Ohio Corporation)


DeCrane Aircraft Holdings, Inc.
(Ohio Corporation)


Elsinore Engineering, Inc.
(Delaware Corporation)


Elsinore Aerospace Services, Inc.
(California Corporation)


Hollingsead International, Inc.
(Ohio Corporation)


Hollingsead International, Limited
One Newton Road
Churchfield Salisbury
Wiltshire SP27QA
England


Tri-Star Electronics Europe SA
Centre Nord / Sud
Stabile 2A
6934 B10GG10
Switzerland


Tri-Star Electronics International, Inc.
(Ohio Corporation)


Tri-Star Holdings, Inc.
(Ohio Corporation)


Tri-Star Technologies
(California Partnership)


Tri-Star Technologies, Inc.
(Ohio Corporation)